UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

C&D Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IMPORTANT REMINDER TO VOTE YOUR PROXY

December 13, 2010

Dear C&D Technologies Stockholder:

You recently received proxy materials in connection with a special meeting of stockholders of C&D Technologies, Inc. This meeting has been adjourned until 3 P.M. Eastern Standard Time on Monday, December 20, 2010. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

TIME IS SHORT AND YOUR VOTE IS EXTREMELY IMPORTANT, NO

MATTER HOW MANY OR HOW FEW SHARES YOU MAY OWN.

PLEASE VOTE TODAY.

The Board of Directors recommends that you vote “FOR” all of the proposals to allow the company to complete the restructuring outlined in the proxy material previously sent to you. In the event the restructuring is not completed, the company will be forced to seek protection under federal BANKRUPTCY laws. ANY ALTERNATIVE PLAN OF REORGANIZATION OR LIQUIDATION MAY RESULT IN OUR COMMON STOCKHOLDERS RECEIVING NO CONSIDERATION IN RESPECT OF THEIR SHARES OF COMMON STOCK.

Your vote is important to us and we need your support. A failure to cast any vote on the restructuring will have the same effect as a vote against certain of the proposals necessary for the company to complete the restructuring. Therefore, regardless of the number of shares you own, it is very important that they be represented at the meeting.

Time is short — please vote your proxy by telephone or Internet today!

•    VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

•    VOTE THROUGH THE INTERNET: You may cast your vote by logging onto the Internet address located on the enclosed proxy card and follow the instructions on the website.

•    VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT—PLEASE VOTE TODAY!

If you have any questions relating to the special meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for your support and for acting promptly.

On behalf of your Board of Directors,

Sincerely,

Kevin P. Dowd, Chairman of the Board